Exhibit 99.1

601 Poydras St., Suite 2400 New Orleans, LA 70130 NYSE: SPN (504) 587-7374 Fax: (504) 362-1818

FOR FURTHER INFORMATION CONTACT:

David Dunlap, CEO; Robert Taylor, CFO;

Greg Rosenstein, VP of Investor Relations, (504) 587-7374

Superior Energy Services, Inc. Announces Closing of

$800 Million Senior Note Offering and Updates Anticipated Timing of Closing

Merger with Complete Production Services, Inc.

New Orleans, LA – December 8, 2011 – Superior Energy Services, Inc. (NYSE: SPN) announced today that SESI, L.L.C. (“SESI”), a direct, wholly-owned subsidiary of the Company, has closed its previously announced private offering to eligible purchasers of $800.0 million in aggregate principal amount of 7.125% Senior Notes due 2019 (the “Notes”). The offering represents a $100 million increase from the previously announced offering size. The Notes were priced at par.

The Company also announced today that its previously announced acquisition of Complete Production Services, Inc. (“Complete”) is expected to close in January 2012, subject to the approval of both the Company’s and Complete’s stockholders.

The Company intends to use the net proceeds from this offering, together with cash on hand and the proceeds of a term loan and borrowings under a revolving credit tranche of its senior credit facility, which it intends to amend and restate, to pay the cash consideration component of the Company’s announced acquisition of Complete, satisfy and discharge the indenture governing Complete’s existing 8.0% senior notes due 2016, repay any amounts outstanding on the closing of the acquisition under, and terminate, Complete’s senior secured credit facility and pay related fees and expenses.

Forward-Looking Statements

Information set forth in this press release contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company’s and Complete’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to whether and when the transactions contemplated by acquisition of Complete will be consummated, the new combined company’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals for the transaction and the approval of the merger agreement by both the Company’s and Complete’s stockholders; the risk that the cost savings and any other synergies from the transaction may not be realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the ability to successfully integrate the businesses; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the ability of the combined company to successfully introduce new product or service offerings or enter new markets on a timely and cost-effective basis; any adverse developments in customer relationships or legal proceedings; prevailing oil and gas prices; the Company’s continued access to the capital markets; the inability to retain key personnel; continuation or deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the companies; and the business plans of the customers of the respective parties. Additional factors that may affect future results are contained in the Company’s and Complete’s filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s web site http://www.sec.gov. There can be no assurance that the proposed acquisition will be consummated in the time frame anticipated, or at all. The Company and Complete disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company and Complete filed with the SEC a registration statement on Form S-4 (File No. 333-177679), as amended on a Form S-4/A (Amendment No. 1) filed with the SEC on December 6, 2011. The registration statement includes a preliminary joint proxy statement/prospectus of the Company and Complete. The Company and Complete also plan to file with the SEC other relevant documents in connection with the proposed merger. The registration statement has not been declared effective by the SEC and the definitive proxy statement/prospectus is not currently available. The Company and Complete will each deliver their definitive proxy statement/prospectus to their stockholders when it is available. THE REGISTRATION STATEMENT AND THE PRELIMINARY PROXY STATEMENT/PROSPECTUS CONTAIN IMPORTANT INFORMATION REGARDING OUR COMPANY, COMPLETE AND THE PROPOSED ACQUISITION. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, WHEN IT BECOMES AVAILABLE, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the preliminary proxy statement/prospectus and other documents filed by us and Complete with the SEC at the SEC’s web site at www.sec.gov. The preliminary proxy statement/prospectus and such other documents (relating to our company) may also be obtained for free from us by accessing our website at www.superiorenergy.com. The preliminary proxy statement/prospectus and such other documents (relating to Complete) may also be obtained for free from Complete by accessing Complete’s website at www.completeproduction.com.

Participants in the Solicitation

The Company, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from the Company’s stockholders in connection with the acquisition. Information regarding such persons and a description of their interests in the acquisition is available in the Company’s joint proxy statement/prospectus filed with the SEC by Superior on November 3, 2011, as amended by Amendment No. 1 thereto dated December 6, 2011, and additional information regarding such persons is included in our proxy statement filed with the SEC on April 15, 2011.

Complete, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from Complete’s stockholders in connection with the acquisition. Information regarding such persons and a description of their interests in the acquisition is available in its joint proxy statement/prospectus filed with the SEC by Superior on November 3, 2011, as amended by Amendment No. 1 thereto dated December 6, 2011, and additional information regarding such persons is included in Complete’s proxy statement filed with the SEC on April 18, 2011.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. This notice is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.

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